Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 4 to Form S-4 of our report dated June 14, 2007, with respect to the consolidated financial statements of HSW International, Inc. for the year ended December 31, 2006.

We also consent to the reference to us and of our report dated June 14, 2007 under the heading "Expert" in the Prospectus, which is part of this Registration Statement.

/s/ W. T. Uniack & Co. CPA's P.C.

W.T. Uniack & Co. CPA's P.C.
Atlanta, Georgia
July 10, 2007